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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT




Assignment Ready, Inc., a Delaware corporation, is a wholly owned subsidiary of EnviroStaff, Inc., a Minnesota corporation, which in turn is a wholly owned subsidiary of the Registrant. Assignment Ready, Inc. does business under the names "Lab Support," "Healthcare Financial Staffing," "Clinical Lab Staff," and "EnviroStaff."

OTHER SUBSIDIARIES OF THE REGISTRANT ARE OMITTED FROM THIS EXHIBIT PURSUANT TO REGULATION S-K 601(b)(21)(ii).



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